UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2017
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

     On August 1, 2017, we amended our existing credit facility with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; JPMorgan Chase Bank, N.A.; Toyota Motor Credit Corporation; American Honda Finance Corporation; Mercedes-Benz Financial Services USA LLC; TD Bank, N.A.; Bank of America, N.A.; Capital One, N.A.; BMW Financial Services NA, LLC; KeyBank National Association; Bank of the West; Ally Bank; BMO Harris Bank, N.A.; Branch Banking & Trust Company; Santander Bank, N.A.; VW Credit, Inc.; Nissan Motor Acceptance Corporation; and Hyundai Capital America, as lenders, pursuant to a Seventh Amendment to Amended and Restated Loan Agreement.

Among other changes, the amendment:

•	increases the total financing commitment from $2.05 billion to $2.40 billion (which may be further expanded, subject to lender approval, up to a total of $2.75 billion);

•	extends the expiration date of the credit facility to August 1, 2022;

•	eliminates one of the prior restrictions on the incurrence of certain types of indebtedness, provided that compliance with financial covenants, including a leverage ratio test, is still required;

•
permits certain subsidiaries to obtain debt financing directly from manufacturers and their financing affiliates provided that the principal amount of the debt financing does not exceed 15% of the aggregate commitment under our amended credit facility on the effective date of the amendment; and

•
eliminates the maximum amount we may pay for acquisitions without lender consent so long as our leverage ratio (as defined in the agreement, and after giving pro forma effect to the acquisition, as described in the agreement) is below 4.00 to 1.00 or, if our leverage ratio is 4.00 to 1.00 or greater, so long as the price is less than or equal to 10% of our tangible net worth as of the last day of the fiscal quarter most recently ended prior to the date of the completion of the acquisition.

Under the amended agreement, the initial allocation of the financing commitment is for (i) up to $250 million in used vehicle inventory floor plan financing, (ii) up to $250 million in revolving financing for general corporate purposes, including acquisitions and working capital, and (iii) up to $1.9 billion in new vehicle inventory floor plan financing (an increase from of the allocation immediately prior to the amendment, which was $1.55 billion). The amended agreement permits certain reallocations of the financing commitments provided that, among other requirements, the aggregate used vehicle floorplan commitment may not be more than 16.5% of the amount of the aggregate commitment, and the aggregate revolving loan commitment may not be more than 18.75% of the amount of the aggregate commitment

A copy of the Seventh Amendment to Amended and Restated Loan Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Seventh Amendment to Amended and Restated Loan Agreement dated August 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 1, 2017		LITHIA MOTORS, INC.
		By:	/s/ John F. North III
John F. North III
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
10.1	Seventh Amendment to Amended and Restated Loan Agreement dated August 1, 2017